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                                                                      EXHIBIT 99

                  OBJECTSHARE, INC. PRESS RELEASE DATED 3/6/00

             OBJECTSHARE ANNOUNCES EFFECTIVENESS OF PROXY STATEMENT FOR PROPOSED MERGER -- ANNOUNCES RECORD DATE OF MARCH 6;
                   SHAREHOLDER VOTE SET FOR APRIL 12, 2000 --

         IRVINE, CALIFORNIA - MARCH 6, 2000 -- ObjectShare, Inc. (OTCBB:OBJS.OB) today announced the effectiveness of the filing by StarBase Corporation (Nasdaq:SBAS) of a proxy statement/prospectus related to ObjectShare's upcoming shareholder meeting at which shareholders will be asked to vote on the company's previously announced agreement to be acquired by StarBase Corporation.

         ObjectShare expects to mail the proxy materials on or about March 8, 2000. The meeting date has been set for April 12, 2000, and the record date for shareholders entitled to vote at the meeting is March 6, 2000.

         MacKenzie Partners Inc. is serving as proxy solicitor for the merger vote. Shareholders with questions can contact the firm toll free by calling 800-322-2885.

ABOUT OBJECTSHARE, INC.

         Founded in 1983, ObjectShare, Inc., headquartered in Irvine, California, is a leading provider of object-oriented solutions for eBusiness. With complete support for industry standards using Java or Smalltalk, the company offers its consulting and training services worldwide. For more information about ObjectShare, please call 1-800-973-4777 or 949-833-1122. ObjectShare's World Wide Web address (URL) is http://www.objectshare.com.

         The statements made in this news release contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that involve a number of uncertainties and risks that could significantly affect current plans and anticipated actions and ObjectShare's future financial condition and results. In addition to the matters described in this news release, risk factors listed from time to time in ObjectShare's reports and filings with the Securities and Exchange Commission may affect the results achieved by ObjectShare.

         Investors are urged to read the Registration Statement on Form S-4 filed by StarBase Corporation, which relates to the shares of StarBase common stock to be issued in the merger and includes the proxy statement/prospectus of the parties in respect of the merger. The Registration Statement (and other filings of the ObjectShare incorporated by reference therein) are available for free at the Securities and Exchange Commission's Web site (www.sec.gov). Investors also may obtain copies of the proxy statement/prospectus and ObjectShare SEC filings for free from ObjectShare.